Consent of China Shaanxi Chunhua County Land and Fertilizer Working Station

We consent to the reference to our entity name and to the use of the information in our field trial report dated May 10, 2005 as the base for the productivity estimates by the management of Shaanxi Xin Sheng Centennial Agricultural and Technology Co., Ltd. included in the amended registration statement on Form S-1 of China Agri-Business, Inc.

Yours very truly,

Chunhua County Land and Fertilizer Working Station, Shaanxi, China

By:	/s/ Song, Sha

Date: March 24, 2009